Exhibit 2.2

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1, dated as of May 28, 2014 (this “Amendment”), to the Agreement and Plan of Merger, dated as of January 28, 2014 (the “Merger Agreement”), is entered into by and among International Paper Company, a New York corporation (“IP”), Veritiv Corporation (f/k/a xpedx Holding Company), a Delaware corporation (“Spinco”), xpedx Intermediate, LLC, a Delaware limited liability company (“xpedx Intermediate”), xpedx, LLC, a New York limited liability company (“xpedx”), UWW Holdings, LLC, a Delaware limited liability company (the “UWWH Stockholder”), UWW Holdings, Inc., a Delaware corporation (“UWWH”), and Unisource Worldwide, Inc., a Delaware corporation (“Unisource”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement, and all references to Recitals, Articles and Sections herein are references to Recitals, Articles and Sections of the Merger Agreement.

WHEREAS, the Parties desire to amend the Merger Agreement to limit the duration of the covenant not to compete to a period of three years from and after the Closing Date.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Amendments to Section 8.22.

(a) The second sentence of Section 8.22(a) is hereby amended by replacing the word “four” with the word “three”.

(b) The first sentence of Section 8.22(b)(i) is hereby amended by replacing the word “fourth” with the word “third”.

2. References to the Merger Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment and all references in the IP/Spinco Disclosure Schedules and UWWH Disclosure Schedules to “the Agreement” shall refer to the Merger Agreement as amended by this Amendment.

3. General Provisions. The provisions of Article XI (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

4. No Further Amendment. Except as amended hereby, the Merger Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date above written.

INTERNATIONAL PAPER COMPANY

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Senior Vice President

VERITIV CORPORATION

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Vice President

XPEDX INTERMEDIATE, LLC

By:	International Paper Company,
its Sole Member

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Senior Vice President

XPEDX, LLC

By:	International Paper Company,
its Sole Member

By:	/s/ C. Cato Ealy
Name:	C. Cato Ealy
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to

Agreement and Plan of Merger]

UWW HOLDINGS, LLC

By:	/s/ Seth Meisel
Name:	Seth Meisel
Title:	Authorized Signatory

UWW HOLDINGS, INC.

By:	/s/ Allan R. Dragone
Name:	Allan R. Dragone
Title:	Chief Executive Officer

UNISOURCE WORLDWIDE, INC.

By:	/s/ Allan R. Dragone
Name:	Allan R. Dragone
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to

Agreement and Plan of Merger]